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                                                                      Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                                DECEMBER 31, 2000

                                                                                                   Percentage of Voting Stock
                                                               Jurisdiction of Incorporation       Owned by Immediate Parent
                                                               ------------------------------     -----------------------------

  The Liberty Corporation                                             South Carolina
      Cosmos Broadcasting Corporation                                 South Carolina                            100
          CableVantage Inc.                                           South Carolina                            100
          Broadcast Merchandising Corporation.                        South Carolina                            100
          SuperCoups USA, Inc.                                        South Carolina                            100
          Civic Communications Corp.                                     Delaware                               100
               TV-3, Inc.                                               Mississippi                             100
                  Civic License Holding Company, Inc.                    Delaware                               100

      Exchange Place Corporation                                      North Carolina                            100
      Greensboro Holdings, Inc.                                       South Carolina                            100
      State National Title Guaranty Company                              Louisiana                              100
      State National Mortgage Corporation                                Louisiana                              100
      Special Services Corporation                                    South Carolina                            100
      Hampton Insurance Agency, Inc.                                  South Carolina                            100
      Bent Tree Corporation                                               Georgia                               100
      TLC Business Ventures, Inc.                                     South Carolina                            100
      Liberty Properties Group, Inc.                                  South Carolina                            100
          LIBCO of Florida, Inc.                                          Florida                               100
          LPC of S. C., Inc.                                          South Carolina                            100
          Johnson/Liberty LLC                                         South Carolina                             22
          Commerce Center of Greenville, Inc.                         South Carolina                            100



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